Section 906 Certification

The following certification is provided by the undersigned Principal Executive Officer and Principal Financial Officer of Registrant on the basis of such officers' knowledge and belief for the sole purpose of complying with 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                 Certification

In connection with the Annual Report of Janus Adviser (the "Registrant") on Form N-CSR for the period ended February 28, 2005, as filed with the Securities and Exchange Commission on April 25, 2005 (the "Report"), we, Girard C. Miller, Principal Executive Officer of the Registrant, and Jesper Nergaard, Principal Accounting Officer of the Registrant hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



/s/ Girard C. Miller
Principal Executive Officer of Janus Adviser
April 25, 2005


/s/ Jesper Nergaard
Principal Accounting Officer and Principal Financial Officer of Janus Adviser April 25, 2005